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                                                                     Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated October 16, 2007 in the related Prospectuses and Statements of Additional Information of the Van Kampen American Franchise Fund, Van Kampen Equity Premium Income Fund, Van Kampen International Advantage Fund, Van Kampen International Growth Fund and Van Kampen Technology Fund and in the Registration Statement (Form N-1A) of the Van Kampen Equity Trust II filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 22 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-75493) and in this Amendment No. 23 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-9279).



                                        /s/ ERNST & YOUNG LLP

Chicago, Illinois
December 20, 2007